EXHIBIT 99.1

Flushing Financial Corporation Announces Authorization of Stock Repurchase Program; Declares Quarterly Dividend of $0.20 per Share

UNIONDALE, N.Y., Feb. 27, 2018 (GLOBE NEWSWIRE) -- Flushing Financial Corporation (the “Company”) (Nasdaq:FFIC), the parent holding company for Flushing Bank (the “Bank”), today announced that the Board of Directors (the “Board”) has authorized the purchase of up to 1,000,000 shares of its common stock. Stock will be purchased from time to time, in the open market or through private transactions, subject to market conditions. There is no expiration or maximum dollar amount under this authorization. The Company will complete the purchase of the 124,713 shares remaining from its previous purchase authorization prior to purchasing shares under this authorization.

As previously announced on January 22, 2018, the Company has planned for an 11% quarterly dividend increase for 2018. The Company announced today that the Board of Directors declared a quarterly dividend on its common stock of $0.20 per common share, payable on March 30, 2018 to shareholders of record at the close of business on March 9, 2018.

John R. Buran, Flushing Financial’s President and Chief Executive Officer, stated: “Our strong financial performance and capital position, as well as our confidence in the opportunities for future growth, underlie our belief that our shares are a good value in today’s marketplace and that the repurchase of our shares represents an attractive investment opportunity that will benefit the Company and our shareholders. While the timing and amount of future share repurchases will depend on market conditions and the attractiveness of alternative capital investments, this action confirms a continuing commitment to utilize share repurchases as one approach for enhancing shareholder value.  In addition to the share repurchase, as we strive to enhance our continuing efforts to increase total shareholder return, the Board approved an 11% increase of the dividend.  The Board will continue to review further dividend payments on a quarterly basis.”

FLUSHING FINANCIAL CORPORATION (Nasdaq:FFIC) is the holding company for Flushing Bank®, a New York State-chartered commercial bank insured by the Federal Deposit Insurance Corporation. The Bank serves consumers, businesses, professionals, corporate clients, and public entities by offering a full complement of deposit, loan, equipment finance, and cash management services through its banking offices located in Queens, Brooklyn, Manhattan, and Nassau County. As a leader in real estate lending, the Bank’s experienced lending team creates mortgage solutions for real estate owners and property managers both within and outside the New York City metropolitan area. Flushing Bank is an Equal Housing Lender. The Bank also operates an online banking division, consisting of iGObanking.com® which offers competitively priced deposit products to consumers nationwide and BankPurely®, our eco-friendly, healthier lifestyle community brand.

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995: Statements in this Press Release relating to plans, strategies, economic performance and trends, projections of results of specific activities or investments and other statements that are not descriptions of historical facts may be forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking information is inherently subject to risks and uncertainties, and actual results could differ materially from those currently anticipated due to a number of factors, which include, but are not limited to, risk factors discussed in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2016 and in other documents filed by the Company with the Securities and Exchange Commission from time to time. Forward-looking statements may be identified by terms such as “may”, “will”, “should”, “could”, “expects”, “plans”, “intends”, “anticipates”, “believes”, “estimates”, “predicts”, “forecasts”, “potential” or “continue” or similar terms or the negative of these terms. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. The Company has no obligation to update these forward-looking statements.

Additional information on Flushing Financial Corporation may be obtained by visiting the Company’s web site at http://www.flushingbank.com.

CONTACT:

Susan K. Cullen
Senior Executive Vice President and
Chief Financial Officer
Flushing Financial Corporation
(718) 961-5400